AGREEMENT

         In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that this Amendment to Schedule 13D dated July 10, 2001 relating to the Common Stock, no par value, of Cellegy Pharmaceuticals, Inc., and such other amendments as may be filed by them hereafter, are being filed with the Securities and Exchange Commission on behalf of each of them.

July 10, 2001                      By:  /s/ Andrew H. Tisch
                                        Andrew H. Tisch

                                   By:  /s/ Daniel R. Tisch
                                        Daniel R. Tisch

                                   By:  /s/ James S. Tisch
                                        James S. Tisch

                                   By:  /s/ Thomas J. Tisch
                                        Thomas J. Tisch

                                   By:  /s/ Julian C. Baker
                                        Julian C. Baker

                                   By:  /s/ Felix J. Baker
                                        Felix J. Baker

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